UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

September 15, 2009
Date of Report (Date of earliest event reported)

INDIA GLOBALIZATION CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32830	20-2760393
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4336 Montgomery Ave., Bethesda, Maryland   20814
(Address of principal executive offices)          (Zip Code)

(301) 983-0998
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 FR 240.13e-4(c))

On September 15, 2009, we entered into a securities purchase agreement with certain institutional investors relating to the sale and issuance by our company to the investors of an aggregate of 1,599,000 shares of our common stock and warrants to purchase up to 319,800 shares of our common stock, for a total purchase price of $4.5 million. The common stock and warrants will be sold on a per unit basis at a purchase price of $1.25 per unit. The shares of common stock and warrants will be issued separately. Each investor will receive one warrant representing the right to purchase, at an exercise price of $1.60 per share, a number of shares of common stock equal to 20% of the number of shares of common stock purchased by the investor in the offering.

The warrants issued to the investors in the offering will be exercisable any time on or after the date of issuance for a period of three years from that date. The exercise price and the number of shares subject to the warrants are subject to adjustment in the event of stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Source Capital Group, Inc., acted as our exclusive placement agent in this offering. In accordance with the terms of a letter agreement dated August 27, 2009 between us and the placement agent, as amended, we will pay the placement agent a cash fee that represents 8% of the gross proceeds of the offering and we will reimburse certain actual expenses of the placement agent incurred in connection with the offering (which amounts shall be reduced from the 8% cash fee payable to the placement agent).

We are offering the shares of common stock and the warrants pursuant to a prospectus supplement dated September 16, 2009, a prospectus dated September 16, 2009, and our previously filed registration statement on Form S-3 (Registration No. 333-147947), which was declared effective by the Securities and Exchange Commission on September 10, 2009.

The closing of the offering is expected to take place on or before September 18, 2009.

On September 16, 2009, we issued a press release announcing the offering. A copy of the press release is attached as Exhibit 99.1 hereto.

The foregoing description of the securities purchase agreement, the warrants, and the letter agreement with the placement agent does not purport to be complete and is qualified in its entirety by reference to the exhibits hereto which are incorporated by reference. Except for the historical information contained herein, this report contains forward-looking statements that involve risk and uncertainties, such as statements related to the anticipated closing of the offering. The risks and uncertainties involved include the risks detailed from time to time in our filings with Securities and Exchange Commission, including our annual report on Form 10-K and quarterly reports on Form 10-Q.

Item 8.01. Other Events.

We have on file with the Securities and Exchange Commission an effective registration statement on Form S-3 dated August 21, 2009 (Registration No. 333-160993, the “Registration Statement”), a prospectus dated September 16, 2009, and a prospectus supplement dated September 16, 2009. We incorporate by reference the exhibit 5.1 filed with this report into the Registration Statement.

(d) Exhibits

4.1	Form of Warrant

5.1	Opinion of Seyfarth Shaw LLP

10.1	Form of Securities Purchase Agreement

10.2	Letter Agreement dated August 27, 2009 by and between India Globalization Capital, Inc. and Source Capital Group, Inc.

10.3	Amendment Agreement dated September 10, 2009 by and between India Globalization Capital, Inc. and Source Capital Group, Inc.

99.1	Press release issued on September 16, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDIA GLOBALIZATION CAPITAL, INC.

Date: September 16, 2009	By:	/s/Ram Mukunda
Ram Mukunda
Chief Executive Officer and President

Exhibit Index

4.1	Form of Warrant

5.1	Opinion of Seyfarth Shaw LLP

10.1	Form of Securities Purchase Agreement

10.2	Letter Agreement dated August 27, 2009 by and between India Globalization Capital, Inc. and Source Capital Group, Inc.

10.3	Amendment Agreement dated September 10, 2009 by and between India Globalization Capital, Inc. and Source Capital Group, Inc.

99.1	Press release issued on September 16, 2009